Exhibit 23.1
                                                                    ------------


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements listed below of Saks Incorporated and Subsidiaries of our report dated March 7, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated March 7, 2002 relating to the financial statement schedule, which appears in this Form 10-K/A.

                      Registration Statements on Form S-3
                              Registration Numbers
                                   333-66755
                                   333-71933

                      Registration Statements on Form S-4
                              Registration Numbers
                                   333-09043
                                   333-41563
                                   333-60123

                      Registration Statements on Form S-8
                              Registration Numbers
                                    33-88390
                                   333-00695
                                   333-25213
                                   333-47535
                                   333-66759
                                   333-83161
                                   333-83159

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Birmingham, Alabama
December 23, 2002